UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2011

GC CHINA TURBINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guoce Sci. & Tech. Industrial Park, 1 Guoce Rd, Miaoshan Economic Development Zone, Jiangxia District, Wuhan, 430223, People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Principal Independent Registered Public Accounting Firm.

i.
Effective September 21, 2011, the Board of Directors (the “Board”) of GC China Turbine Corp. (the “Company”) approved the dismissal of Deloitte Touche Tohmatsu CPA Ltd. (“DTTC”) as the Company’s principal independent registered public accounting firm because of high review and audit costs.

ii.
DTTC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

iii.
During the Company’s two most recent fiscal years (ended December 31, 2009 and 2010) and during the subsequent interim period through September 21, 2011, there were (1) no disagreements with DTTC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DTTC, would have caused DTTC to make reference to the subject matter of the disagreements in connection with its reports, and (2) except as noted below, no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

(A) On September 16, 2011, DTTC received an anonymous email alleging certain financial matters which, if true, may have a material impact on the Company’s consolidated financial statements.  On September 22, 2011, DTTC communicated to the Company’s Board of Directors and management the contents of this email and DTTC requested that the Company investigate the allegations made therein, but DTTC has expressed no view as to whether or not such allegations have merit.

(B) Upon the Company’s receipt of such correspondence from DTTC, management immediately established a special team to investigate the contents of the anonymous email.  At this stage, based on management’s investigation results, management believes there is no evidence to indicate that the claims have merit.  Due to the short time under which management has had to conduct a preliminary investigation, it is the intent of the Board to continue and complete the investigation, including having such investigation led by its independent Board members.

(C) The cessation of the Company’s relationship with DTTC is completely unrelated to this anonymous email and the allegations therein.

iv.
The Company provided DTTC with a copy of this disclosure on September 27, 2011, providing DTTC with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company in respect of Item 304 and, if not, stating the respects in which it does not agree. A letter from DTTC dated September 27, 2011 is attached as Exhibit 16.1 to this current report.

(b) Engagement of New Principal Independent Registered Public Accounting Firm.

i.
Concurrent with the decision to dismiss DTTC as the Company’s principal independent registered public accounting firm, effective September 21, 2011, the Board approved the engagement of Schwartz Levitsky Feldman LLP (“SLF”) as the Company’s new principal independent registered public accounting firm.

ii.
During the Company’s most recent fiscal years (ended December 31, 2009 and 2010) and through the subsequent interim period to September 21, 2011, the Company did not consult SLF with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that SLF concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description

16.1	Letter from Deloitte Touche Tohmatsu CPA Ltd. to the U.S. Securities and Exchange Commission dated September 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011	GC CHINA TURBINE CORP.

	By:	/s/ Chen Guijun
Chen Guijun
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte Touche Tohmatsu CPA Ltd. to the U.S. Securities and Exchange Commission dated September 27, 2011.